Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a Registration Statement on Form F-6 (Registration No. 333-151549), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement on Form F-6; and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                    CITIBANK, N.A., as Depositary


                                    By: /s/ Paul Martin
                                        -------------------------------
                                        Name:  Paul Martin
                                        Title: Vice President